UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2006

RACKABLE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1933 Milmont Drive
Milpitas, CA 95035
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 240-8300

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed to correct two typographical errors in Item 1.01 of the Rackable Systems’ Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2006 (the “Original 8-K”). The typographical errors appeared (a) in the date cited in last sentence of the first paragraph of Item 1.01 of the Original 8-K, which is corrected by this filing to be June 8, 2007, rather than June 8, 2006, and (b) in the title for Ms. Ranganathan, which is corrected to be her correct title of Chief Financial Officer. No other changes were made. References to the exhibits are references to the exhibits as filed with the Original 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

Change in Control Severance Benefit Plan

On October 3, 2006, the Compensation Committee of the Board of Directors of Rackable Systems, Inc., adopted a Change in Control Severance Benefit Plan (the “Plan”). Pursuant to the terms of the Plan, if, on or before June 8, 2007, both (1) there is a change of control (as defined in the Plan) of Rackable Systems such as a merger, consolidation or other acquisition of Rackable Systems, and (2) the employment of a participant in the Plan is terminated by Rackable Systems without cause (as defined in the Plan), or by the participant as a result of a constructive termination (as defined in the Plan), then the participant will be entitled to a cash severance payment. The following officers of Rackable Systems are participants in the Plan, and the cash severance payment which they will be entitled to receive if both events (1) and (2) above occur on or before June 8, 2007, is the amount equal to a percentage of the “premium” received in the change in control as follows:

Officer	Title	Percentage
Madhu Ranganathan	Chief Financial Officer	0.30%
Roy Chang	Vice President of Operations	0.25%
William Garvey	General Counsel, Vice President of Corporate Development, and Secretary	0.40%
Thomas Gallivan	Vice President of Worldwide Sales	0.35%

The “premium” is calculated by subtracting the value of Rackable Systems on the date of announcement (i.e. the value obtained by multiplying the fully-diluted number of shares of Rackable Systems common stock outstanding on the date of announcement by the average closing sales price of the common stock during the 10 trading days prior to the date of announcement) from the transaction value (i.e. the value obtained by multiplying the fully-diluted number of shares of Rackable Systems common stock outstanding on the date of the change in control by the value received per share of common stock in the change in control).

If the payments to be made to under the Plan would subject the recipient to an excise tax pursuant to Section 280G of the Internal Revenue Code, the payments will be reduced to the amount equal to the greatest dollar amount that would not subject the recipient to the imposition of the excise tax.

The Plan and form of participation notice executed by the officers listed above are filed as Exhibit 10.1 hereto, and the above description of the material terms of the Plan are qualified in their entirety by reference to the Plan and form of participation notice as so filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Rackable Systems, Inc.

Dated: October 9, 2006	By:	/s/ William P. Garvey
William P. Garvey
General Counsel and Vice President, Corporate Development